Exhibit 15

April 24, 2024

The Board of Directors and Stockholders of Travel + Leisure Co.
6277 Sea Harbor Drive
Orlando, Florida 32821

We are aware that our report dated April 24, 2024, on our review of the interim condensed consolidated financial information of Travel + Leisure Co. and subsidiaries appearing in this Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, is incorporated by reference in Registration Statement Nos. 333-136090 and 333-228435 on Forms S-8 and Registration Statement No. 333-256689 on Form S-3ASR.

/s/ Deloitte & Touche LLP
Tampa, Florida